Exhibit (a)(1)(v)

DECLARATION WITH REGARD TO WITHHOLDING OF TAX UNDER
INDIAN TAX LAWS

THE BENEFICIAL OWNER INDIVIDUALLY OR TOGETHER WITH SUCH SHAREHOLDER’S ASSOCIATED ENTERPRISES*:

(I) HOLDS MORE THAN 5% OF THE OUTSTANDING SHARES OF YATRA ONLINE INC., OR

(II) HAS THE RIGHT OF MANAGEMENT OR CONTROL OF YATRA ONLINE INC., OR

(III) HAS ANY RIGHT THAT WOULD ENTITLE IT TO THE RIGHT OF MANAGEMENT OR CONTROL OF EITHER ASIA CONSOLIDATED DMC PTE. LTD., A SINGAPORE BASED ENTITY, OR THCL TRAVEL HOLDING CYPRUS LIMITED, A CYPRUS BASED ENTITY, BOTH BEING SUBSIDIARIES OF YATRA ONLINE INC.

CHECK ONE OF THE FOLLOWING BOXES AS APPLICABLE:

☐ A. WE DECLARE AND CONFIRM THAT WE SATISFY ONE OR MORE OF THE THREE CONDITIONS SET OUT ABOVE

☐ B. WE DECLARE AND CONFIRM THAT WE DO NOT SATISFY ANY OF THE CONDITIONS SET OUT ABOVE.

(IMPORTANT: IF YOU HAVE CHECKED BOX ‘A’, WITHHOLDING UNDER INDIAN TAX LAWS WILL BE APPLICABLE AND YOU ARE ADVISED TO REVIEW INSTRUCTION 10 OF THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY AND PROVIDE THE INFORMATION AS SET OUT IN “IMPORTANT INDIAN TAX INFORMATION” ALONG WITH THE “DECLARATION OF BENEFICIAL OWNERSHIP” AND THE “DECLARATION OF NO PERMANENT ESTABLISHMENT, NO BUSINESS CONNECTION AND NO TAXABLE PRESENCE IN INDIA” IN THE FORM PROVIDED, FAILING WHICH TAX SHALL BE WITHHELD AT THE MAXIMUM RATE APPLICABLE UNDER INDIA TAX LAWS.)

* For the meaning of “Associated Enterprises”, please refer to Appendix 1 of the Letter of Transmittal

IMPORTANT INDIAN TAX INFORMATION

The purchase price payable pursuant to the tender offer may be subject to deduction or withholding of taxes in accordance with the provisions of Indian tax laws. The amount of tax required to be withheld may vary depending upon, inter alia, the status of the tendering shareholder, residential status of the tendering shareholder, nature of holding, characterization of income, gains, applicable surcharge and cess, and eligibility to claim relief under an applicable tax treaty. Accordingly, each tendering shareholder may be required to furnish such information, declarations, certificates and documents as may be required under Indian tax law for determination of the appropriate withholding tax, including, where applicable:

i.	Permanent Account Number (“PAN”) allotted in India or, where PAN is not available, foreign Tax Identification Number;
ii.	details regarding the legal status or constitution of the holder;
iii.	details and declaration with respect to beneficial ownership of the shares, along with cogent evidence of the date of acquisition of such shares as per the specimen form enclosed;
iv.	documents evidencing tax residency, including a valid Tax Residency Certificate (“TRC”) issued by the competent tax authority of the country of residence;
v.	email and mobile number;
vi.	declaration of no permanent establishment, no business connection and no taxable presence in India; and
vii.	duly completed Form 41, together with such other declarations and supporting documentation as may be prescribed or reasonably required for availing benefit under the applicable Double Taxation Avoidance Agreement.

The tendering shareholder may provide a copy of any broker note, letter of allotment issued by Yatra Online Inc. or other documentation that such shareholder possesses to confirm the date and cost of acquisition of the shares being tendered under the tender offer. In the event the tendering shareholder has acquired the shares under a gift deed or by way of inheritance, the date and cost of acquisition of shares to be provided shall be that of the previous owner.

In the absence of adequate documentation or where the information furnished is incomplete or deficient, tax shall be withheld by Magna Holdings Ltd. (“Magna”) at the maximum rate considered applicable under Indian law based on the information available to Magna. Magna will not communicate the rate of deduction of tax applicable for each tendering shareholder for their confirmation.

Each tendering shareholder is strongly advised to consult such shareholder’s own tax advisor regarding the Indian tax implications of tendering shares, including eligibility for treaty relief, furnishing of prescribed documentation, credit the withholding tax and compliance with applicable reporting obligations.

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Further information on submission of Form 41 for availing benefit under applicable Double Taxation Avoidance Agreement is available at:

https://www.incometax.gov.in/iec/foportal/newformpage/forms/form41-UM

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DECLARATION OF BENEFICIAL OWNERSHIP / ULTIMATE BENEFICIAL OWNER (FOR INDIAN TAX WITHHOLDING PURPOSES)

In connection with the tender offer and transfer of equity shares of Yatra Online Inc., (the “Company”) pursuant to the Offer to Purchase and for the purposes of determination of applicable tax withholding under the Indian Income-tax Act, 2025 and all other applicable laws, the undersigned hereby declares and confirms as follows:

1.	DETAILS OF REGISTERED HOLDER / TENDERING HOLDER
Information	Details

Name of Registered / Tendering Holder

Country of Incorporation / Residence

Legal Status (Company / Individual / Trust / Partnership / Fund / Other)

Permanent Account Number (if any)

Foreign Tax Identification Number

Number of Tendered Shares

Date of Acquisition

Registered Address

Email

Mobile Number

Broker Name

Broker Number

VOI Number

Broker Contact Information

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2.	BENEFICIAL OWNERSHIP DECLARATION

Please tick one:

☐ Option A – Self Beneficial Owner

The undersigned hereby declares that the undersigned is the legal owner as well as the sole beneficial owner, for tax purposes, of the shares being tendered and transferred pursuant to the tender offer, and is entitled to receive, enjoy and beneficially own the sale consideration in the undersigned’s own right.

OR

☐ Option B – Beneficial Owner is Different from Registered / Tendering Holder

The undersigned hereby declares that, while the undersigned is the registered legal holder (or authorized tendering holder) of the shares, the undersigned is not the beneficial owner of such shares for tax purposes. The beneficial owner’s details are set out below:

Information	Details

Name of Beneficial Owner

Country of Incorporation / Residence

Legal Status (Company / Individual / Trust / Partnership / Fund / Other)

Permanent Account Number (if any)

Foreign Tax Identification Number

Address

Email

Mobile Number

Nature of beneficial ownership / entitlement

Percentage beneficial interest

3.	TAX RESIDENCY / BENEFICIAL ENTITLEMENT CONFIRMATION

The undersigned further confirms that:

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(a) the person disclosed above as the beneficial owner (whether the undersigned or another person) is the person beneficially entitled to the economic benefit, including any and all sale proceeds, arising from the transfer of the shares being sold or transferred;

(b) such person is the person claiming, if applicable, any benefit under an applicable Double Taxation Avoidance Agreement with India;

(c) the particulars furnished herein are true, correct and complete in all respects, and no material fact relevant for the determination of beneficial ownership or tax withholding has been withheld.

4.	UNDERTAKING AND INDEMNITY

The undersigned undertakes to promptly furnish such further information, declarations and documentary evidence as may be reasonably required by Magna Holdings Ltd. (“Magna”), or the Depositary (as defined in the Offer to Purchase) for tax-withholding, reporting or regulatory-compliance purposes.

The undersigned further agrees to indemnify and hold harmless Magna, the Depositary and their respective affiliates, directors, officers, agents and authorized representatives from and against any tax, interest, penalty, cost, expense or liability arising from any inaccuracy, misstatement, omission or incorrect declaration contained herein.

5.	EXECUTION

I / We declare that the information furnished above is true, complete and correct.

Name of Holder / Authorized Signatory

Capacity

Signature

Date

Place

Company Seal (if applicable)

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DECLARATION OF NO PERMANENT ESTABLISHMENT, NO BUSINESS
CONNECTION AND NO TAXABLE PRESENCE IN INDIA

(FOR INDIAN TAX WITHHOLDING PURPOSES)

In connection with the tender / transfer of ordinary shares of Yatra Online, Inc. pursuant to the tender offer made by Magna Holdings Ltd. (the “Acquirer"), and for the purposes of determination of applicable tax withholding under the Income-tax Act, 2025 and the applicable Double Taxation Avoidance Agreement, the undersigned hereby declares and confirms as under:

1.	DETAILS OF TENDERING SHAREHOLDER / BENEFICIAL OWNER
Particulars	Details

Name of Tendering Shareholder / Beneficial Owner

Country of Incorporation / Residence

Legal Status	Company / Individual / Trust / Partnership / Fund / Other

Foreign Tax Identification Number

PAN, if any

Registered Address

Applicable Tax Treaty, if any

2.	DECLARATION OF NO PERMANENT ESTABLISHMENT / FIXED BASE IN INDIA

The undersigned hereby declares and confirms that it does not have, and at all relevant times has not had, any Permanent Establishment, fixed place of business, branch, office, place of management, sales outlet, warehouse, project office, liaison office, dependent agent, service PE, construction PE, installation PE, fixed base or any other taxable presence in India under the applicable Double Taxation Avoidance Agreement entered into by India.

3.	DECLARATION OF NO BUSINESS CONNECTION / TAXABLE PRESENCE IN INDIA

The undersigned further declares and confirms that it does not have, and at all relevant times has not had, any business connection, significant economic presence, agency arrangement, dependent

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agent, office, branch, place of business, fixed base or any other taxable nexus or taxable presence in India under the Income-tax Act, 2025 as applicable.

4.	SHARES NOT CONNECTED WITH ANY INDIAN PRESENCE

The undersigned confirms that the shares of Yatra Online, Inc. being tendered / transferred pursuant to the Offer are not held through, attributable to, connected with, or effectively connected with any Permanent Establishment, fixed base, business connection or other taxable presence of the undersigned in India.

The undersigned further confirms that the gains / income, if any, arising from the tender / transfer of such shares are not attributable to any Permanent Establishment, fixed base, business connection or other taxable presence in India.

5.	TREATY BENEFIT CONFIRMATION

Where the undersigned claims benefit under an applicable Double Taxation Avoidance Agreement with India, the undersigned confirms that:

a.	it is a tax resident of the jurisdiction mentioned above;
b.	it is eligible to claim benefits under the applicable tax treaty;
c.	it is the beneficial owner of the shares / income, where applicable;
d.	it has furnished or shall furnish a valid Tax Residency Certificate and Form 41, as may be applicable; and
e.	the treaty benefit is not being claimed through any arrangement whose principal purpose is to obtain unintended tax benefit.

6.	UNDERTAKING

The undersigned undertakes to promptly notify the Acquirer, Depositary, and / or their authorized representatives in case there is any change in the facts stated above or if any of the declarations made herein become incorrect, incomplete or misleading at any time.

The undersigned further undertakes to provide such additional information, clarification or supporting documents as may be reasonably required for determining the applicable Indian tax withholding, reporting or compliance obligations.

7.	INDEMNITY

The undersigned agrees to indemnify and hold harmless the Acquirer, Depositary and their respective affiliates, directors, officers, employees, agents and authorized representatives from and against any tax, interest, penalty, cost, expense, demand or liability arising on account of any incorrect, incomplete or misleading declaration made herein.

8.	EXECUTION
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I / We declare that the information furnished above is true, complete and correct.

Particulars	Details

Name of Tendering Shareholder / Beneficial Owner

Name of Authorized Signatory

Designation / Capacity

Signature

Date

Place

Company Seal, if applicable

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